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
                                                                                                               Exhibit 11
                                                                                                              Page 1 of 2


                                                Ford Motor Company and Subsidiaries

                                    COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                    -----------------------------------------------------------
                                 IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                 ----------------------------------------------------------------




                                                              Second Quarter 1997                     Second Quarter 1996
                                                       ----------------------------------       --------------------------------
                                                                          Income                                   Income
                                                                        Attributable                             Attributable
                                                       Avg. Shares       to Common              Avg. Shares       to Common
                                                        of Common      and Class B Stock         of Common     and Class B Stock
                                                       and Class B     ------------------       and Class B    -----------------
                                                          Stock                     Per           Stock                    Per
                                                       Outstanding      Total       Share       Outstanding     Total      Share
                                                       -----------     -------     ------       -----------    -------    ------
                                                          (Mils.)      (Mils.)                    (Mils.)      (Mils.)
 Preliminary Earnings Per Share Calculation                1,193       $2,516       $2.11          1,178       $1,887      $1.60

 I. Primary Earnings Per Share

    . Assuming exercise of options                            63                                      59
    . Assuming purchase of shares with proceeds
      of options                                             (44)                                    (39)
    . Assuming issuance of shares contingently
      issuable                                                 2                                       2
    . Assuming exercise of subsidiary stock
      options and conversion of subsidiary
      convertible debt                                                     (2)                                      0
    . Uncommitted ESOP shares                                 (4)                                     (8)
                                                           -----       ------                      -----       ------
        Net Common Stock Equivalents                          17           (2)                        14            0
                                                           -----       ------                      -----       ------

    Primary Earnings Per Share Calculation                 1,210       $2,514       $2.08 a/       1,192       $1,887      $1.58 a/
                                                           =====       ======       =====          =====       ======      =====

II. Fully Diluted Earnings Per Share

    Primary Earnings Per Share Calculation                 1,210       $2,514       $2.08          1,192       $1,887      $1.58

    . Assuming conversion of convertible preferred
      stock                                                   10            3 b/                      19            6 b/
    . Reduction in shares assumed to be purchased
      with option proceeds c/                                  3                                       0
    . Effect of reduction in subsidiary shares
      assumed to be purchased with option proceeds c/                       0                                       0
                                                           -----       ------                      -----       ------

    Fully Diluted Earnings Per Share Calculation           1,223       $2,517       $2.06          1,211       $1,893      $1.56
                                                           =====       ======       =====          =====       ======      =====



- - - - -
a/ The effect of common stock equivalents  and/or other dilutive  securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental  effect of dividing  assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.
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                                                                      -20-
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                                                                                                                        Exhibit 11
                                                                                                                       Page 2 of 2

                                                 Ford Motor Company and Subsidiaries

                                     COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                     -----------------------------------------------------------
                                  IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                  ----------------------------------------------------------------




                                                                   First Half 1997                       First Half 1996
                                                           -------------------------------      --------------------------------
                                                                             Income                                Income
                                                                           Attributable                          Attributable
                                                           Avg. Shares      to Common            Avg. Shares      to Common
                                                            of Common    and Class B Stock        of Common    and Class B Stock
                                                           and Class B   -----------------       and Class B   -----------------
                                                              Stock                   Per          Stock                    Per
                                                           Outstanding    Total      Share       Outstanding    Total      Share
                                                           -----------   -------     -----       -----------   -------     -----
                                                             (Mils.)     (Mils.)                   (Mils.)     (Mils.)
 Preliminary Earnings Per Share Calculation                   1,191       $3,971     $3.33          1,173       $2,521     $2.15

 I. Primary Earnings Per Share

    . Assuming exercise of options                               60                                    57
    . Assuming purchase of shares with proceeds of
      options                                                   (43)                                  (40)
    . Assuming issuance of shares contingently
      issuable                                                    2                                     2
    . Assuming exercise of subsidiary stock
      options and conversion of subsidiary
      convertible debt                                                        (2)                                    0
    . Uncommitted ESOP shares                                    (4)                                   (5)
                                                              -----       ------                    -----       ------
        Net Common Stock Equivalents                             15           (2)                      14            0
                                                              -----       ------                    -----       ------

    Primary Earnings Per Share Calculation                    1,206       $3,969     $3.29 a/       1,187       $2,521     $2.12 a/
                                                              =====       ======      ====          =====       ======     =====

II. Fully Diluted Earnings Per Share

    Primary Earnings Per Share Calculation                    1,206       $3,969     $3.29          1,187       $2,521     $2.12

    . Assuming conversion of convertible preferred
      stock                                                      11            7 b/                    23           15 b/
    . Reduction in shares assumed to be purchased
      with option proceeds c/                                     5                                     0
    . Effect of reduction in subsidiary shares
      assumed to be purchased with option proceeds c/                          0                                     0
                                                              -----       ------                    -----       ------

    Fully Diluted Earnings Per Share Calculation              1,222       $3,976     $3.25          1,210       $2,536     $2.10
                                                              =====       ======     =====          =====       ======     =====
- - - - -
a/ The effect of common stock equivalents  and/or other dilutive  securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental  effect of dividing  assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

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                                                                    -21-